Exhibit 10.1

STRICTLY CONFIDENTIAL

Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2

Execution Copy

AMENDMENT N°4 TO PHARMACEUTICAL DEVELOPMENT AGREEMENT

BETWEEN:

BEAUFOUR IPSEN INDUSTRIE S.A.S., a French corporation incorporated under the laws of France, located at rue d’Ethe Virton, 28100, France, duly represented by Jean-Pierre Dubuc, President,

hereinafter referred to as “Ipsen”, on the one hand,

AND

RADIUS HEALTH Inc., a United-States corporation incorporated under the laws of the State of Delaware, United Sates, with its principal office at 300 Technology Square-5th Floor, Cambridge, MA, USA and formerly known as Nuvios, Inc., duly represented by Richard Lyttle, Chief Executive Officer, hereinafter referred to as “Radius”, on the other hand.

WHEREAS

A.                                   Ipsen and Radius are parties to that certain License Agreement dated September 27, 2005 (the “License Agreement”).

B.                                     Within the framework of the License Agreement, Ipsen and Radius have entered into a pharmaceutical development agreement to develop a multidose injection for BIM 44058 dated as of January 2, 2006 (the “Pharmaceutical Development Agreement”) pursuant to which Ipsen performs certain research and development tasks and activities in view of developing a new formulation of Licensed Compound and/or Licensed Product.

C.                                     Ipsen and Radius have decided to further extend the duration and the scope of the Work Plan and to provide for the consideration relating to such an extension under an amendment to the Pharmaceutical Development Agreement (“Amendment n°1”).

D.                                    Radius has requested, and Ipsen had agreed to manufacture some further stability batches and therefore to further extend the duration and the scope of the Work Plan under a second amendment to the Pharmaceutical Development Agreement (“Amendment n°2”).

E.                                      Radius has requested, and Ipsen had agreed to manufacture Phase III batches and to upgrade analytical methods to NDA filing levels for purity/impurities testing to meet full ICH requirements and therefore to further extend the duration and the scope of the Work Plan under a third amendment to the Pharmaceutical Development Agreement (“Amendment n°3”).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

F.                                      Radius has requested, and Ipsen had agreed to manufacture, test and release extra Phase III batches and run stability studies and therefore to further extend the duration and the scope of the Work Plan under a fourth amendment to the Pharmaceutical Development Agreement (this “Amendment n°4”).

NOW, THEREFORE, in consideration of the premises and the performance of the covenants herein contained, IT IS AGREED AS FOLLOWS:

1.              In this Amendment n°4, unless otherwise expressly provided herein, the capitalized words and phrases shall have the same meaning as in the Pharmaceutical Development Agreement and in Amendment n°1, Amendment n°2 and Amendment n°3.

2.              The Work Plan is amended so as to include the work described in Appendix A to this Amendment n°4 (the “Fourth Extended Work Plan”). For clarity, all references to the Work Plan in the Pharmaceutical Development Agreement shall be deemed to include all work described in the Extended Work Plan, the Reduced Second Extended Work Plan, the Third Extended Work Plan as well as the work described in the Original Work Plan. Should Radius wish Ipsen to perform any other work in addition to the activities described in the Fourth Extended Work Plan, Radius and Ipsen shall enter into a new agreement or amendment.

3.              Timelines described in Appendix A are subject to the execution by Ipsen of an amendment to its existing agreement with Vetter.

4.              Activities related to the manufacture of additional Phase III clinical batches by Vetter and tested by Ipsen in 2011 or 2012 and any batch Scale Up Plans in the Fourth Extended Work Plan as identified in paragraphs 2 and 3 of Appendix A shall not be commenced by Ipsen unless authorized in writing by Nick Harvey, Chief Financial Officer of Radius or other representative designated in writing by Radius.

5.              Payments

(a)          Subject to any modification of the budget included in the Fourth Extended Work Plan to be prior agreed in writing by the parties by Aidan Murphy, Senior Vice-President, CMC and Engineering for Ipsen and by Nick Harvey, Chief Financial Officer for Radius or by any other representative designated by the relevant Party, the total amount to be paid by Radius to Ipsen in connection with the research activities and tasks pursuant to the Fourth Extended Work Plan and this Amendment n°4 shall be as specified in the here attached Appendix A.

Such total amount includes all costs in connection with such research activities, including costs of materials, supplies, services, personnel, subcontractors and overhead, regardless of whether such research activities are performed by Ipsen or by a subcontractor or both. The budget included in the Fourth Extended Work Plan as described in Appendix A to this Amendment n°4 shows the breakdown by calendar quarter of such total amounts in Euros.

(b)         Ipsen shall invoice Radius no later than thirty (30) days after the end of each calendar quarter for the amount corresponding to actual FTE time spent as per timesheets incurred plus actual external cost bills received and approved by Ipsen during the elapsed quarter, as shall in each case be reported in reasonable detail on the invoice annex. Radius shall make payment of each invoice within thirty (30) days after receipt thereof in Euros.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)          Without the prior written consent of Radius, in no event shall Ipsen invoice Radius for an amount due in respect of any calendar year that is greater than the amount budgeted for such calendar year in the Fourth Extended Work Plan plus the ten percent (10%) limit defined in article 4(d) of this Amendment n°4. In addition, and notwithstanding anything expressed or implied in this Amendment n°4 to the contrary (including without limitation, the Fourth Extended Work Plan), in no event shall Radius have any obligation to make payments to Ipsen pursuant to this Amendment n°4 for any work done by Ipsen at any time after December 31, 2014 unless Radius shall have authorized in writing any such work.

Radius shall pay for all work in respect of which Ipsen has entered into legally binding commitments with subcontractors and which occurs before December 31, 2014, that may not be cancelled by Ipsen without incurring penalties, provided that all of such work is within the framework of the Fourth Extended Work Plan and the cost of such work is within the budget included in the Fourth Extended Work Plan.

The remaining samples from stability studies will be made available for Radius to ship to Radius nominated contract laboratory by December 31, 2014. Should Radius request in writing that Ipsen conduct work on Radius behalf, Ipsen will be under no obligation to conduct such work.

(d)         Should external costs incurred by Ipsen in relation to the performance of the activities described in the Fourth Extended Work Plan be more than as specified in Appendix A hereby attached for such activities, Radius shall reimburse Ipsen such additional costs up to a maximum of ten percent (10%) of the relevant annual amount described in Appendix A for the performance of the specific tasks that resulted in such additional costs. In addition, should internal costs incurred by Ipsen in relation to performance of the Fourth Extended Work Plan be more than as specified in Appendix A due to an increase in the number of FTE’s required (but not the cost per FTE), Radius shall reimburse Ipsen such additional costs up to a maximum of ten percent (10%) of the relevant annual amount described in Appendix A for the performance of the specific tasks that resulted in such additional costs.  In either case, any reimbursement of costs in excess of such percentage will have to be prior agreed by Radius and, in the absence of any such prior agreement by Radius, shall be the responsibility of Ipsen. Ipsen shall use all reasonable efforts to avoid any such cost overruns.

6.              This Amendment n°4 shall enter into force retroactively upon its signature as of January 2, 2011 and shall remain in full force and in effect until complete performance of the Fourth Extended Work Plan or termination of the Pharmaceutical Development Agreement in accordance with its terms.

7.              Section 4 of Appendix A to Amendment n°3 to the Pharmaceutical Development Agreement is renumbered as Section 3, there being no Section 3 in Annex A to Amendment n°3.

8.              All other terms and conditions of the Pharmaceutical Development Agreement shall remain in full force and effect and shall apply to this Amendment n°4 which is made part of the Pharmaceutical Development Agreement.

9.             This Amendment n°4 shall be governed by, interpreted and construed in accordance with the laws of the State of New York, U.S.A., without regard to the conflicts of law principles, and shall not be governed by the United Nations Conventions of International Contracts on the Sale of Goods (the Vienna Convention).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment n°4 to be duly executed by their respective duly authorized representatives intending it to take effect as of January 2, 2011:

Date: December 7, 2011	Date: December 15, 2011

SIGNED by	SIGNED by Jean-Pierre Dubuc

/s/ B. Nicholas Harvey, CFO	/s/ Jean-Pierre Dubuc

on behalf of	as President of
RADIUS HEALTH Inc.	BEAUFOUR IPSEN INDUSTRIE S.A.S.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

APPENDIX  A

Updated CMC Activities for BA058

Phase III Supply Amendment 4

28th May 2010

Version Updated 6th October 2011

1. Summary of Work Program from 2010

Requested Manufacture of Clinical Batches 1.5 ml Cartridges x 6 completed and product supplied in late 2010, As per Proposal from 28th May

•                  Manufacturing of 6 Clinical Batches by Vetter and Tested by Ipsen

•                  Gives nominally 5,000 each, placebo and 2mg/ml cartridges

•                  Provided for clinical use by end Oct, Nov and Dec

•                  Testing, Release and Stability Testing of Phase III Lots

Upgrade of analytical methods completed and full testing and release of three lots each of active and placebo completed.

Stability testing of last lot made in 2010, set up in early 2011, so €[*] FTE costs transferred to updated 2011 costs.

Invoiced amounts for 2010 and Q1 2011 are compared with initial budgeted amounts for 2010.

Planned in 2010	Variance Vs Budget 2010		Actual 2010		Moved to 2011
Cost €000s	FTE Cost	External	FTE Cost	External	FTE Cost	External	Comments
Stability works from amendment 2	[*]	[*]	[*]	[*]
Make and test Ph III Lots 3 x 2mg/ml and 3 x Placebo	[*]	[*]	[*]	[*]			Completed; FTE costs decreased for testing m
Full ICH Stability on one 2010 Lot	[*]	[*]	[*]	[*]	[*]		Started in early 2011; €[*] transfer to 2011
Analytical Methods Upgrade	[*]	[*]	[*]	[*]			Completed as planned
IND Update	[*]	[*]	[*]	[*]			No update required
Project Management activities	[*]	[*]	[*]	[*]
SUBTOTAL	[*]	[*]	[*]	[*]	[*]	[*]
GRAND TOTAL	-111		923		57

FTE Costs	[*]	[*]	[*]	[*]	[*]	[*]
External	[*]	[*]	[*]	[*]	[*]	[*]
Total	[*]	[*]	[*]	[*]	[*]	923

Improvement in costs by €[*], from €[*] to ~€[*] achieved by simultaneous QC testing of multiple lots.  Stability costs (€[*]), initially planned for late 2010, now transferred to 2011, as lot was released very late 2010, and study set up in early 2011, rather than late 2010.  Also IND update was not required.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2. Updated plan for 2011-2014, for supply of Ph III lots

•                  Stability testing ongoing in 2011-2014 for

Lot Made in 2009 and Lot made in 2010

•                  Supply of additional lots from Nominal 5,000 scale cartridge lot of BA058 2mg/ml and Placebo scheduled as

One lot Placebo	week of 23rd May 2011
One lot BA058 2mg/ml	week of 6th June 2011

One lot Placebo	week of 26th Sep 2011
One lot BA 058 2mg/ml	week of 28th Sep 2011

One lot Placebo	week of 12th Dec 2011
One lot BA 058 2mg/ml	week of 19th Dec 2011

•                  Additional stability testing

On lot to be made in Sep 2011 and on lot to be made in Dec 2011

Costing included here based on 5,000 cartridge scale, under this updated schedule for Amendment 3, pending Radius decision on future scale up to larger scale batches to be included in a next Amendment.

	Amendment 3 Plan Updated for 2011 Planning	Total		2011		2012		2013		2014		2015
PROPOSED PLAN
#	Cost €000s	FTE Cost	External	FTE Cost	External	FTE Cost	External	FTE Cost	External	FTE Cost	External	FTE Cost	External
1	Stability tests ons ongoing Lots from 2009	[*]	[*]	[*]	[*]	[*]	[*]
2	Stability test Lot from Dec 2010	[*]	[*]	[*]	[*]	[*]		[*]		[*]	[*]
3	Stability on Lot to be made in Sep 2011	[*]	[*]			[*]	[*]	[*]		[*]	[*]
4	Stability on Lot to be made in Dec 2011	[*]	[*]			[*]	[*]	[*]		[*]		[*]	[*]
5	Make and test Ph III Lot (mg/ml and Placebo) - May 2011	[*]	[*]	[*]	[*]
6	Make and test Ph III Lot (mg/ml and Placebo) - Sep 2011	[*]	[*]	[*]	[*]
7	Make and test Ph III Lot (mg/ml and Placebo) - Dec 2011	[*]	[*]			[*]	[*]
8	IND update	[*]	[*]	[*]		[*]		[*]		[*]		[*]
9	Project Management activities	[*]	[*]	[*]		[*]		[*]		[*]		[*]
	SUBTOTAL	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
	GRAND TOTAL	1333		552		445		140		129		67

Costs based on € 250k per FTE

3 API needed for Manufacture and Stability Testing

Based on 3 x 5000 cartridge lots, each requiring [*]g API, gives [*]g pure peptide weight, for manufacture of lots in 2011.

API should be delivered to Vetter temper evident sealed with appropriate documentation 2 months before manufacture.

Updated Schedule and Budget under Amendment 4 agreed as of January 2, 2011.

/s/ B. Nicholas Harvey	/s/ Aidan Murphy

B. N Harvey, CFO	A. Murphy, Vice President
Radius Health	CMC and Engineering, Ipsen

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.